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                                                                Exhibit 99.1


For Release: Tuesday, May 20, 2008 at 1:30 pm PDT
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                         NORDSTROM BOARD OF DIRECTORS APPROVES
                                  QUARTERLY DIVIDEND

SEATTLE - May 20, 2008 - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of $0.16 per share payable on June 16, 2008, to shareholders of record on May 30, 2008.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 159 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 105 full-line stores, 50 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. In addition, Nordstrom serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.



Investor Contact:                                   Media Contact:
Chris Holloway                                      Michael Boyd
(206) 303-3290                                      (206) 373-3038